UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

HPS CORPORATE LENDING FUND

(Exact name of Registrant as specified in Its Charter)

Delaware	814-01431	84-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 287-6767

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Managing Dealer Agreement

On April 11, 2024, HPS Corporate Lending Fund (the “Fund”) entered into a managing dealer agreement (the “Managing Dealer Agreement”) with HPS Securities, LLC, as the Fund’s managing dealer (“HPS Securities”). Pursuant to the Managing Dealer Agreement, HPS Securities, among other things, manages the Fund’s relationships with third-party brokers engaged by HPS Securities to participate in the distribution of the Fund’s common shares (“participating brokers”) and financial advisors. HPS Securities also coordinates the Fund’s marketing and distribution efforts with participating brokers and their registered representatives with respect to communications related to the terms of the offering, the Fund’s investment strategies, material aspects of the Fund’s operations and subscription procedures. As set forth in and pursuant to the Managing Dealer Agreement, the Fund will pay HPS Securities only shareholder servicing and/or distribution fees with respect to Class S shares, Class D and Class F shares. The Fund will not pay any other fees to the Managing Dealer. The Managing Dealer Agreement may be terminated by the Fund or HPS Securities (i) on 60 days’ written notice or (ii) immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision thereof. The Managing Dealer Agreement also may be terminated at any time without the payment of any penalty, (x) by vote of a majority of the Fund’s trustees who are not “interested persons”, as defined in the Investment Company Act of 1940, as amended, of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s distribution plan or the Managing Dealer Agreement or (y) by a majority vote of the outstanding voting securities of the Fund, on not more than 60 days’ written notice to HPS Securities or the Fund’s investment adviser.

In addition, and in connection with the transition to HPS Securities as the Fund’s managing dealer as discussed above, the Fund provided notice for the termination of the managing dealer agreement dated as of August 3, 2021 by and between the Fund and Emerson Equity LLC, which termination shall be effective as of April 11, 2024.

Amended and Restated Distribution and Servicing Plan

On April 11, 2024, the Fund adopted an amended and restated distribution and servicing plan (the “Amended and Restated Distribution and Servicing Plan”) to reflect the appointment of HPS Securities as the Fund’s managing dealer.

The descriptions above are only summaries of the material provisions of the Managing Dealer Agreement and the Amended and Restated Distribution and Servicing Plan and are qualified in their entirety by reference to a copy of the Managing Dealer Agreement and the Amended and Restated Distribution and Servicing Plan, which are incorporated by reference as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

The information regarding the notice provided for the termination of the Fund’s former managing dealer agreement with Emerson Equity LLC under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Managing Dealer Agreement by and among HPS Corporate Lending Fund and HPS Securities, LLC

10.2	Amended and Restated Distribution and Servicing Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: April 11, 2024	By:	/s/ Yoohyun K. Choi
	Name:	Yoohyun K. Choi
	Title:	Secretary